EXHIBIT 10.4

                    SERVICE BUREAU DATA PROCESSING AGREEMENT


         THIS AGREEMENT is made as of July 27, 1999 by and between BancData Solutions, Inc. ("Servicer"), a corporation duly organized and existing under the laws of the State of California, Service 1st Bank in Organization ("Customer"), duly organized and existing under the laws of the State of California.

         The parties hereto, in consideration of the obligations herein made and undertaken, and intending to be legally bound, hereby agree as follows:

         1.0   Term
               ----

         Subject to the provisions of Section 12 hereof, the initial term shall be five (5) years. This Agreement shall automatically renew for successive one-
(1) year terms unless either party notifies the other of intent not to renew within six (6) months before the end of any term.

         In the event that the formation of the new bank does not occur, then the organizers shall be responsible for only the expenses incurred by the Servicer on behalf of the Customer.

         2.0   Services
               --------

         Servicer shall provide nightly processing of daily work. Which shall include item processing, statement rendering, NSF/Unposteds, TRW Reporting and Year-End Reporting. The following Servicer's programs shall be utilized to process customer's source data, JHA CIF 20/20(R). Servicer and Customer may agree from time to time on additional or auxiliary data processing services, and upon the terms and conditions under which such services shall be provided. Servicer shall support the Customer five (5) business days per week, 8 a.m. to 5 p.m. Pacific Time, with emergency support when necessary. On-line system will be available seven (7) days a week, 7 a.m. to 8 p.m.

         3.0   Processing Schedule
               -------------------

         Servicer will process Customer's work five (5) business days a week. Servicer acknowledges that prompt performance of Customer's work is necessary to meet Customer's internal operating requirements, but Servicer shall not be responsible for delays attributable to causes beyond its reasonable control, including limitations upon the availability of telephone transmission facilities or failures of other communications equipment or failure of Customer to prepare data properly for input into equipment of Servicer.

          4.0  Fees and Taxes
               --------------

         During the first year of the term, Servicer will charge and Customer will pay a flat monthly fee in the first year of $ 1,800.00 for data processing services and then pay the fees and taxes as set forth in Schedule "A", attached hereto, in all following years. Servicer will charge and Customer will pay, for item processing services, the fees and taxes as set forth in Schedule "A", attached hereto. Thereafter, Servicer will adjust the fees annually provided however, that no per unit cost will be increased by more than five percent (5%) from the schedule in effect immediately prior to such increase. Any adjustment of the fee schedule must be available for review by the Customer at least ninety
(90) days prior to its effective date

         5.0   Backup Services
               ---------------

         Servicer shall maintain adequate backup arrangements and equipment in order to maintain services hereunder in the event of the failure of Servicer's equipment.

         6.0   Ownership of Programs and Data
               ------------------------------

         All systems, programs, modules and the like shall be and remain the property of Servicer. All source data and results shall remain the property of Customer. Upon termination of this Agreement, all of Customer's source data and results shall be returned to Customer upon Customers payment to Servicer of a reasonable fee to cover such final servicing and all past due fees.

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         7.0   Delivery of Data
               ----------------

         Servicer may refuse to process, and may return to Customer, any source data, records, or input data that in Servicer's opinion: (1) are not of a quality or condition suitable for processing, (2) do not comply with Servicer's applicable standards and procedures; or (3) are otherwise not in proper form. Customer will be responsible for correcting rejected data and submitting the same for reentry.


         8.0   User Training Supplied
               ----------------------

         Servicer will supply such instruction as may be reasonably needed to enable the Customer to supply input and to utilize output of the services contracted for thereunder. The first ten- (10) days of training shall be supplied without charge. Instruction in excess of the first ten (10) days may be charged for at a rate to be agreed upon between Servicer and Customer.

         9.0   Conversion
               ----------

         If necessary, Servicer's vendor, Jack Henry & Associates, Inc. ("JHA") shall convert Customer's data files to Servicer's system. Customer shall provide all necessary assistance.

         10.0  File Confidentiality
               --------------------

         Customer views the data information and records relating to its business and the data information records and accounts of its customers as "confidential information." Servicer views all data information and records relating to its customers, its provision of services under this Agreement and its training of customer's personnel as confidential information.

         The parties agree, both during the term of this Agreement and for a period of ten (10) years after termination of this Agreement, to hold each other's confidential information in confidence. The parties agree not to make each others confidential information available in any form to any third party or to use each other's confidential information for any purpose other than the implementation of this Agreement. Should either party receive a subpoena or similar judicial or governmental order or request seeking confidential information belonging or pertaining to the other party, notice of such subpoena or order shall be given immediately to the other party so as to afford reasonable opportunity to seek a protective order or such other relief as may be deemed appropriate by the party in interest. Each party agrees to take all reasonable steps to ensure that confidential information is not disclosed or distributed by its employees or agents in violation of the provision of this Agreement.

         11.0  Audits and Governmental Examination
               -----------------------------------

         Servicer agrees to permit and cooperate with auditors retained by Customer to audit the procedures for handling and processing of data hereunder upon reasonable notice and compliance with Servicer's security procedures. The parties also acknowledge that certain federal and state agencies may require access to facilities of Servicer to audit the performance of the services by Servicer for Customer under this Agreement, and Servicer will cooperate and comply with respect to all such audits. In connection therewith, Servicer agrees to be subject to the rules, regulations, guidelines and examinations by the federal and state agencies and to maintain software in compliance with California and federal bank regulatory requirements.

         Servicer agrees to engage a certified public accounting firm annually to perform a third party review of controls within Servicer's computer center, in general, and with respect to the servicing provided to Customer, in particular, all in accordance with applicable American Institute of Certified Public Accountants guidelines. Servicer will notify Customer of the accountant so selected and will provide Customer with a copy of said review. Servicer will promptly correct any material deficiency in its controls as noted in the course of the annual reviews.

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         12.0  Termination
               -----------

         12.1 Termination for Non-Payment - In the event that Customer fails to pay any fees properly invoiced to Customer by Servicer within forty-five (45) days after Customer's receipt of Servicer's invoice therefore Servicer, in its discretion, may terminate this Agreement upon notice to Customer.

         12.2 Termination on Notice - At any time after six (6) months from the date of this Agreement, Customer may terminate this Agreement upon ninety (90) days prior written notice to Servicer.

         12.3 Termination Fee - In the event either Servicer or Customer terminates this Agreement pursuant to Section 12.1 or Section 12.2, Customer shall pay to Servicer, in addition to any other amounts due thereunder an early termination fee equal to the fees paid or accrued by Customer during the six (6) month period prior to the giving of notice. The early termination fee is the parties' reasonable pre-estimate of Servicer's probable loss from such early termination and represents a reasonable endeavor by the parties to estimate foreseeable losses that might result from such early termination and provides for the payment of such amounts as liquidated damages in the event of such early termination.

         13.0  Duty and Care and Limitation of Liability
               -----------------------------------------

         13.1 Limitation of Liability - Except as otherwise stated in this Agreement and subject to the limitation of remedies set forth in Section 13.2, Servicer shall be liable to Customer only for Servicer's intentional misconduct for services that are materially varying from industry standard. Servicer shall not be responsible for any loss arising, directly or indirectly, in whole or in part, from: (a) any act or failure to act on the part of any person not within Servicer's reasonable control, (b) the negligence of Customer or the breach of this Agreement by Customer, (c) any ambiguity or inaccuracy in any instruction given to the Servicer by Customer or Customer's agent, or (d) from any error, failure or delay in transmission or delivery of any data, records, or items, including without limitation, any inoperability of computer or communications facilities, or other circumstances beyond Servicer's reasonable control.

         13.2 Limitation of Remedy - Subject to the limitations on liability set forth in Sections 13.1 and 17.0, the liability of Servicer under this Agreement and the remedies of Customer shall be limited to:

         (a) Reprocessing at no additional charge to Customer in order to correct any processing errors attributable solely to Servicer; and

         (b) Indemnification of Customer against actual costs and actual losses directly resulting from errors in performance of the services attributable solely to Servicer's willful misconduct or actual damages, whichever is higher, provided that Customer has notified Servicer in writing of the error in a reasonable time after the error was made, and provided further, however, that such indemnification for all damages arising out this Agreement, whether special, general, consequential or exemplary, shall be limited to an aggregate amount not exceeding twelve (12) times the monthly average of all charges invoiced to Customer during the term of this Agreement with any amount previously paid to Customer pursuant to this Section 13.2(b) being deducted from the aggregate maximum. Customer expressly waives and releases any claim that it may otherwise have against Servicer in excess of such amounts provided for pursuant to this Section.

         13.3 Limitation of Losses - Customer shall adopt such measures as it deems appropriate to limit its exposure and risk with respect to such potential losses and damages including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data.

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         14.0  Insurance
               ---------

         Servicer will carry such insurance as is ordinary and customary for similar types of business including employee fidelity coverage and physical loss coverage insuring Customer's records while in Servicer's possession.

         If Servicer elects to fulfill the terms of this Agreement through contracting with a third party. Servicer will require that third party have sufficient bonding and insurance coverage to protect Customer to a similar level, as if Servicer was providing the service.

         15.0  Indemnity
               ---------

         (a) Except to the extent prohibited or limited by law, Customer shall defend, indemnify and hold harmless the Servicer against any and all losses, claims, damages, liabilities, actions, costs or expenses, including reasonable attorneys' fees incurred by it in connection with any claim against it and defending any action (collectively "Losses"), for which the Servicer may become liable and which arise out of or are based upon any act or omission to act by any officer or employee of Customer.

         (b) Except to the extent prohibited or limited by law, the Servicer shall defend, indemnify and hold harmless Customer from and against any and all losses, claims, damages, liabilities, actions, costs or expenses, including reasonable attorneys' fees incurred by it in connection with any claim against it and defending any action (collectively "Losses"), for which Customer may become liable and which arise out of or are based upon any act or omission to act by any officer or employee of Servicer.

         (c) The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in any investigation, trial and defense relating to a Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own costs, participate in the investigation, trial and defense of such claim and any appeal arising therefrom.

         (d)   The rights of the parties to indemnification provided for in this
Section 15 shall survive the termination of this Agreement.

         16.0  Binding Nature and Assignment
               -----------------------------

         This Agreement shall be binding on parties hereto and their successors and assigns, but neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

         17.0  Force Majeure
               -------------

         Servicer shall be excused from performance hereunder for any period Servicer is prevented from performing any services pursuant hereto, in whole or in part, as a result of an Act of God, war, civil disturbance, court order, labor dispute or other cause beyond its reasonable control, including shortages or fluctuations in electric power, heat, light or air conditioning.

         18.0  Adherence to License Agreement
               ------------------------------

         Customer acknowledges that Servicer is a party to that certain License Agreement dated January 29, 1996 between JHA and Servicer, a copy of which is attached hereto as Schedule "B". Customer agrees that, to the extent applicable, Customer will conform to, abide by and be governed and bound by the terms of the License Agreement. Should said License Agreement be amended in the future, Servicer will furnish a copy of such amendment to Customer and Customer agrees to be bound by and conform to the terms thereof.

         Customer acknowledges that under the terms of the License Agreement, JHA may be entitled to significant damages, and other remedies, in the event that software or other property of JHA is copied, misused or transmitted to any unauthorized party. Customer undertakes to maintain the confidentiality of, and control over, any JHA software or other property, which may come into Customer's custody or control.

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         19.0  Entire Agreement
               ----------------

         This Agreement, together with each Schedule annexed hereto, constitutes the entire agreement between the parties. There are no understandings or agreements relative hereto which are not fully expressed herein and no change, waiver or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced. This Agreement supersedes any and all previous agreements relating to data processing services entered into between the parties.

         20.0  Governing Law
               -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         21.0  Binding Arbitration
               -------------------

         Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration pursuant to the provisions of California Code of Civil Procedure Section 638 et. seq.

         22.0  Y2K Compliance
               --------------

         BancData Solutions' products and services will be Year 2000 compliant. Based upon Jack Henry & Associates representation, the CIF20/20 core product is currently Year 2000 compliant.

         23.0  Acquisition of Servicer
               -----------------------

         If within the initial term of the contract and Servicer has a change in control of over 75% of its existing shares: the client has the right to terminate the contract if the acquiring institution does not continues to support JHA CIF20/20.


BancData Solutions, Inc.
("Servicer")                            ("Customer")

By: /s/ [illegible]                     By: /s/ [illegible]
   ---------------------------              -----------------------------
Its:  President / CEO                   Its: SVP / CFO
    --------------------------              -----------------------------



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